UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2009

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Agreement

On October 20, 2009, William Lyon Homes, Inc. (“Borrower”), a wholly-owned subsidiary of William Lyon Homes (the “Company”), entered into a Senior Secured Term Loan Agreement (the “Loan Agreement”) with COLFIN WLH Funding, LLC, as Administrative Agent (“Admin Agent”), COLFIN WLH Funding, LLC, as Initial Lender and Lead Arranger (“COLFIN”) and the other Lenders who may become assignees of COLFIN (collectively, with COLFIN, the “Lenders”).

The Loan Agreement provides for a first lien secured loan of up to $206 Million (the “Loan”), secured by substantially all of the assets of the Borrower, the Company (excluding stock in the Borrower) and certain wholly-owned subsidiaries. The Loan is guaranteed by the Company.

Subject to meeting certain conditions, Borrower may draw down the Loan in two installments, with the first such installment of $131,000,000 expected to be funded on October 22, 2009. Under the Loan Agreement, Borrower will be restricted from future borrowings, and, if necessary, will be required to repay existing borrowings, in order to maintain required loan to value ratios such that: (i) the aggregate amount of outstanding loans under the Loan Agreement may not exceed 60% of the aggregate value of the properties securing the facility, with valuation based on the lower of appraised value (if any) and discounted net present value of the cash flows, and (ii) the aggregate amount of secured debt may not exceed 60% of the aggregate value of the properties owned by the borrower and its subsidiaries, with valuation based on the lower of appraised value (if any) and discounted net present value of the cash flows. The Borrower expects to be in compliance with the above requirements following the drawdown of the initial installment.

The Loan will bear interest at a rate of 14.0%. However, the Borrower has also agreed that, upon any repayment of any portion of the principal amount under the Loan (whether or not at maturity), the Borrower will also pay an exit fee equal to the difference (if positive) between (x) the interest that would have been accrued and been then payable on the repaid portion if the interest rate under the Loan Agreement were 15.625% and (y) the internal rate of return realized by the Lenders on such repaid portion, taking into account all cash amounts actually received by the Lenders with respect thereto other than any make whole payments described below.

On any voluntary prepayment of any portion of the Loan by Borrower, Borrower shall be required to make a “make whole payment” equal to an amount, if positive, of the present value of all future payments of interest which would become due with respect to such prepaid amount from the date of prepayment thereof through and including the maturity date, discounted at a rate of 14%.

The Loan will mature on October 20, 2014; however, in the event that any portion of the outstanding principal amounts (the “Repaid Principal”) of the Borrower’s outstanding senior notes is repaid (whether or not at maturity), the Lenders may elect to require the Borrower to repay that portion of the outstanding Loan as bears the same ratio to the entire Loan outstanding as the Repaid Principal bears to the entire amounts then outstanding under all of the indentures. All or a portion of the Loan may also be accelerated upon certain other events described in the Loan Agreement.

The Loan Agreement requires the Company to maintain a Minimum Tangible Net Worth (as defined therein) of at least $75.0 million.

The Loan Agreement also contains covenants that limit the ability of the Borrower and the Company to, among other things: (i) incur liens; (ii) incur additional indebtedness; (iii) transfer or dispose of assets; (iv) merge, consolidate or alter their line of business; (v) guarantee obligations; (vi) engage in affiliated party transactions; (vii) declare or pay dividends or make other distributions or repurchase stock; (viii) make advances, loans or investments; (ix) repurchase debt (including under the Borrower’s indentures) and (x) engage in change of control transactions.

The Loan Agreement contains customary events of default, including, without limitation, failure to pay when due amounts in respect of the Loan or otherwise under the Loan Agreement; failure to comply with certain agreements or covenants contained in the Loan Agreement for a period of 10 days (or, in some cases, 30 days) after the administrative agent’s notice of such non-compliance; acceleration of more than $10.0 million of certain other indebtedness; and certain insolvency and bankruptcy events.

The above description of the Loan Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Loan Agreement and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Senior Note Repurchases

The Borrower intends to repurchase, in a privately negotiated transaction using the proceeds of the initial installment under the Loan Agreement, (i) $23,251,000 principal amount of its outstanding 10 3/4% Senior Notes at a cost of $16,275,700 plus accrued interest, (ii) $31,620,000 principal amount of its outstanding 7 5/8% Senior Notes at a cost of $22,134,000 plus accrued interest, and (iii) $17,640,000 principal amount of its outstanding 7 1/2% Senior Notes at a cost of $12,348,000 plus accrued interest. The Lenders have permitted this repurchase and have waived their right to require any prepayment of the Loan in connection therewith.

Moelis & Company has served as financial advisor to William Lyon Homes with respect to these repurchase transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under and Off-Balance Sheet Arrangement.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.04 by this reference.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2009, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Senior Secured Term Loan Agreement, dated October 20, 2009, by and among William Lyon Homes, Inc., as Borrower, COLFIN WLH Funding, LLC, as Administrative Agent, COLFIN WLH Funding, LLC, as Initial Lender and Lead Arranger, and the Lenders party thereto.

99.1	Press Release, dated October 21, 2009.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009

WILLIAM LYON HOMES

By:	/S/ COLIN T. SEVERN
Name: Its:	Colin T. Severn Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Senior Secured Term Loan Agreement, dated October 20, 2009, by and among William Lyon Homes, Inc., as Borrower, COLFIN WLH Funding, LLC, as Administrative Agent, COLFIN WLH Funding, LLC, as Initial Lender and Lead Arranger, and the Lenders party thereto.

99.1	Press Release, dated October 21, 2009.